UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 10
TO
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INTELGENX TECHNOLOGIES CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	2834	87-0638336
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

6420 Abrams, Ville Saint Laurent
Quebec, H4S 1Y2 Canada
(514) 331-7440
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Horst G. Zerbe
Chief Executive Officer
IntelGenx Technologies Corp.
6420 Abrams, Ville Saint Laurent
Quebec, H4S 1Y2 Canada
(514) 331-7440
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies of Communications to:
Richard Raymer
Dorsey & Whitney LLP
TD Canada Trust Tower
Brookfield Place, 161 Bay Street, Suite 4310
Toronto, Ontario M5J 2S1 Canada
Tel: (416) 367-7388

Approximate Date of Commencement of Proposed Sale to the Public: As soon as possible after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [    ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [    ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]		Accelerated filer [ ]
Non-accelerated filer [ ]	(Do not check if a smaller reporting company)	Smaller reporting company [X ]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting provided to Section 7(a)(2)(B) of the Securities Act. [    ]

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated April [ • ], 2018

INTELGENX TECHNOLOGIES CORP.

Up to 3,370,902 shares of Common Stock issuable upon exercise of 3,370,902 Warrants

This prospectus covers the sale and issuance of up to 3,370,902 shares of the common stock of IntelGenx Technologies Corp. (the “Common Shares”) to holders of outstanding warrants, upon exercise of such warrants. The warrants were issued on December 16, 2013 in a registered offering (the “Original Offering”) that included the issuance of 7,920,346 warrants. The warrants have an exercise price of $0.5646 per share and are exercisable at any time prior to the close of business on December 15, 2018 (the “Warrants”). As of April 5, 2018, 4,549,444 Warrants have been exercised and only 3,370,902 Warrants remain eligible to be exercised under this prospectus. To the extent that any additional Warrants are exercised for cash, we will receive the cash proceeds from such exercise of up to a total potential of approximately $1,903,211, based on the exercise price of $0.5646 per share.

The exercise price of the Warrants is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions, and also upon any distributions to our shareholders, business combinations, sale of substantially all assets and other fundamental transactions. The exercise of the warrants is subject to certain beneficial ownership and other limitations set forth in the warrants.

Our common stock is quoted on the OTCQX under the symbol “IGXT” and on the TSX Venture Exchange (the “TSX-V”) under the symbol “IGX”. The closing price of our common stock as quoted on the OTCQX on April 5, 2018 was $0.70 and the closing price of our common stock on the TSX-V on April 5, 2018 was CAD $0.87. There is no trading market for the warrants and we do not intend to list the warrants on any national securities exchange or quotation system. Without an active market, the liquidity of the warrants will be limited.

Investing in our securities involves a high degree of risk and the purchasers of the securities may lose their entire investment. See “Risk Factors” beginning on page 6 of this prospectus and the risk factors described in the documents incorporated by reference into this prospectus. You should carefully read this prospectus, together with the documents incorporated by reference, before you invest in our securities.

Neither the United States Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is April 6, 2018

EXPLANATORY NOTE

This Post-Effective Amendment No. 10 to the Registration Statement on Form S-1 (File No. 333-190065) (the “Registration Statement”) of the Company is being filed pursuant to the undertakings in Item 17 of the Registration Statement to update and supplement the information contained in the Registration Statement, as originally declared effective by the Securities and Exchange Commission on December 11, 2013, to include the information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the “Annual Report”) which was filed with the SEC on March 29, 2018.

The information included in this filing updates and supplements this Registration Statement and the Prospectus contained therein.

No additional securities are being registered under this Post-Effective Amendment No. 10. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. To fully understand this offering, you should read the entire prospectus carefully, including the more detailed information regarding our company, the risks of purchasing our common stock discussed under "risk factors," and our financial statements and the accompanying notes. In this prospectus, the words "Company," "IntelGenx" "we," "us," and "our," refer collectively to IntelGenx Technologies Corp. and IntelGenx Corp., our wholly-owned Canadian subsidiary.

All amounts are US$ unless otherwise indicated. Unless otherwise indicated, the term "year," "fiscal year" or "fiscal" refers to our fiscal year ending December 31st.

Corporate History

Our predecessor company, Big Flash Corporation, was incorporated in Delaware on July 27, 1999. On April 28, 2006, Big Flash Corporation, through its Canadian holding corporation, completed the acquisition of IntelGenx Corp., a Canadian company incorporated on June 15, 2003. Big Flash Corporation did not have any operations prior to the acquisition of IntelGenx Corp. In connection with the acquisition, we changed our name from Big Flash Corporation to IntelGenx Technologies Corp. IntelGenx Corp. has continued operations as our operating subsidiary.

Our Business

We are a drug delivery company established in 2003 and headquartered in Montreal, Quebec, Canada. Our focus is on the development of novel oral immediate-release and controlled-release products for the pharmaceutical market. More recently, we have made the strategic decision to enter the oral film market and have implemented commercial oral film manufacturing capability. This enables us to offer our partners a comprehensive portfolio of pharmaceutical services, including pharmaceutical R&D, clinical monitoring, regulatory support, tech transfer and manufacturing scale-up, and commercial manufacturing.

Our business strategy is to develop pharmaceutical products based on our proprietary drug delivery technologies and, once the viability of a product has been demonstrated, license the commercial rights to partners in the pharmaceutical industry. In certain cases, we rely upon partners in the pharmaceutical industry to fund the development of the licensed products, complete the regulatory approval process with the U.S. Food and Drug Administration (“FDA”) or other regulatory agencies relating to the licensed products, and assume responsibility for marketing and distributing such products.

In addition, we may choose to pursue the development of certain products until the project reaches the marketing and distribution stage. We will assess the potential for successful development of a product and associated costs, and then determine at which stage it is most prudent to seek a partner, balancing such costs against the potential for additional returns earned by partnering later in the development process.

Managing our project pipeline is a key success factor for the Company. We have undertaken a strategy under which we will work with pharmaceutical companies in order to apply our oral film technology to pharmaceutical products for which patent protection is nearing expiration, a strategy which is often referred to as “lifecycle management”. Under §(505)(b)(2) of the Food, Drug, and Cosmetics Act, the FDA may grant market exclusivity for a term of up to three years following approval of a listed drug that contains previously approved active ingredients but is approved in a new dosage, dosage form, route of administration or combination.

The 505(b)(2) pathway is also the regulatory approach to be followed if an applicant intends to file an application for a product containing a drug that is already approved by the FDA for a certain indication and for which the applicant is seeking approval for a new indication or for a new use, the approval of which is required to be supported by new clinical trials, other than bioavailability studies. We have implemented a strategy under which we actively look for such so-called “repurposing opportunities” and determine whether our proprietary VersaFilm™ technology adds value to the product. We currently have two such drug repurposing projects in our development pipeline.

We continue to develop the existing products in our pipeline and may also perform research and development on other potential products as opportunities arise.

We have established a state-of-the-art manufacturing facility with the intent to manufacture all our VersaFilm™ products in-house as we believe that this:

1)	represents a profitable business opportunity,
2)	will reduce our dependency upon third-party contract manufacturers, thereby protecting our manufacturing process know-how and intellectual property, and
3)	allows us to offer our clients and development partners a full service from product conception through to supply of the finished product.

Our Offices and Other Corporate Information

Our executive offices are located at 6420 Abrams, Ville Saint-Laurent, Quebec, H4S 1Y2, Canada, and our telephone number is (514) 331-7440. Our web site address is http://www.IntelGenx.com. Information contained on our web site is not a part of this prospectus.

THE OFFERING

Securities offered:	Up to 3,370,902 shares of common stock issuable upon exercise of warrants (1).
Common stock outstanding prior to the offering:	67,031,467 shares (2)
Common stock to be outstanding after the offering:	71,102,369 shares, assuming full exercise of the Warrants (3)
Use of proceeds:	We intend to use the net proceeds from this offering for working capital and other general corporate purposes. See “Use of Proceeds” on page 8.
OTCQX Ticker Symbol:	IGXT
TSX Venture Exchange Symbol:	IGX
Listing:	Our common stock is quoted on the OTCQX under the symbol “IGXT” and on the TSX Venture Exchange under the symbol “IGX”. There is no trading market for the Warrants and we do not intend to list the Warrants on any national securities exchange or quotation system. Without an active market, the liquidity of the Warrants is limited.
Risk Factors	See “Risk Factors” beginning on page 6 and other information in this prospectus for a discussion of the factors you should consider before you decide to exercise Warrants.

(1)	As of December 31, 2017, a total of 4,070,902 Warrants remained outstanding
(2)	As of December 31, 2017
(3)

Assumes the exercise of all of the warrants. The number of shares of common stock shown above to be outstanding after this offering is based on 67,031,467 shares outstanding as of December 31, 2017 and excludes, as of that date:

•	2,989,818 shares of common stock issuable upon exercise of outstanding stock options, at a weighted average exercise price of $0.65 per share;
•	5,629,630 additional shares of common stock issuable upon conversion of unsecured convertible debentures at a conversion price of CA$1.35 per share; and
•	1,824,136 additional shares of common stock reserved for future issuance under our amended and restated 2016 option plans.

RISK FACTORS

Our business faces many risks. Any of the risks discussed below, or elsewhere in this report or in our other filings with the SEC, could have a material impact on our business, financial condition, or results of operations.

You should carefully consider the risks described under the heading, "Risk Factors", in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2017 which are incorporated by reference into this prospectus before making an investment decision. You should also refer to the other information in this prospectus or incorporated by reference into this prospectus, including our financial statements and the related notes thereto. The risks and uncertainties described in this prospectus or incorporated by reference into this prospectus are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the risks described actually occur, our business, results of operations and financial condition could suffer. In that event the trading price of our common shares could decline. The risks described also include forward looking statements and our actual results may differ substantially from those discussed in these forward-looking statements.

Risks Relating To the Offering

We will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use some of the net proceeds for corporate purposes that may not increase our market value or profitability.

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale of 4,070,902 Common Shares (the number of Common Shares that could have been issued based on the number of Warrants outstanding as of December 31, 2017) at an exercise price of $0.5646 per common share, you will suffer immediate and substantial dilution of approximately $0.4746 per share in the net tangible book value of the common stock you acquire. See “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase securities in this offering.

There is no public market for the Warrants.

There is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing the Warrants on any securities exchange or quotation system. Without an active market, the liquidity of the warrants will be limited.

Our common stock is not listed on a national securities exchange, and U.S. holders of Warrants may not be able to exercise their warrants without compliance with applicable state securities laws and the value of your warrants may be significantly reduced.

Our common stock is not listed on a national securities exchange, and the exercise of the Warrants by U.S. holders may not be exempt from state securities laws. As a result, depending on the state of residence of a holder of the Warrants, a U.S. holder may not be able to exercise its Warrants unless we comply with any state securities law requirements necessary to permit such exercise or an exemption applies. Although we plan to use our reasonable efforts to assure that U.S. holders will be able to exercise their Warrants under applicable state securities laws if no exemption exists, there is no assurance that we will be able to do so. As a result, since our common stock is not listed on a national securities exchange, your ability to exercise your Warrants may be limited. The value of the Warrants may be significantly reduced if U.S. holders are not able to exercise their Warrants under applicable state securities laws.

The Warrants may not have any value.

The Warrants have an exercise price of $0.5646 per share and expire 60 months following the issuance date. In the event our common stock price does not exceed the exercise price of the Warrants during the period when the Warrants are exercisable, the Warrants may not have any value.

Holders of our Warrants will have no rights as common stockholders until they acquire our common stock.

Until warrant holders acquire shares of our common stock upon exercise of the warrants, the warrant holders will have no rights with respect to our common stock. Upon exercise of your Warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

We may sell additional securities immediately.

Pursuant to the terms of the engagement letter with the placement agent dated October 10, 2013, as amended on December 3, 2013, and the securities purchase agreement, we agreed not to offer or sell any securities until August 1, 2014, subject to certain exceptions. The restriction to sell securities has ended and we may elect to sell additional securities which could adversely affect the trading market for and the price of our common stock. The sale of additional securities will dilute the ownership interest of investors purchasing securities in this offering.

There must be a current prospectus and state registration in order for you to exercise the Warrants.

Investors will be able to exercise the Warrants only if a current prospectus relating to the common stock underlying the Warrants is then in effect and only if such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of Warrants reside. Although we will use our best efforts to (i) maintain the effectiveness of a current prospectus covering the Common Stock underlying the Warrants and (ii) obtain exemptions from the registration requirements of the securities laws of the states in which the holders of the Warrants reside, there can be no assurance that we will be able to do so. We will be unable to issue Common Shares to those persons desiring to exercise their Warrants if a current prospectus is not kept effective or if such Common Shares are neither qualified nor exempt from qualification in the states in which the holders of the Warrants reside.

USE OF PROCEEDS

We will not receive any amounts pursuant to this offering unless the Warrants are exercised. Assuming the exercise of all the outstanding Warrants as of April 4, 2018 at an exercise price of $0.5646, we estimate that the gross proceeds to us will be approximately $1,903,211. We cannot predict when or if the warrants will be exercised, and it is possible that the warrants may expire and never be exercised.

To the extent we receive cash proceeds from the exercise of Warrants, we intend to use such proceeds for working capital and other general corporate purposes. We cannot anticipate the timing or amount of any cash exercises of the warrants, if at all, and accordingly cannot specify with certainty the particular uses of the cash proceeds from this offering.

DETERMINATION OF OFFERING PRICE

The purchase price of the shares of Common Shares offered hereby is determined by reference to the exercise price of the Warrants. The price per Warrant was determined based upon arm’s length negotiations between the purchasers of Common Shares in the Original Offering and us.

DILUTION

The difference between the purchase price per share of the common stock issuable under the Warrants and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to purchasers in this offering.

Net tangible book value per share is equal to total assets less intangible assets and total liabilities, divided by the number of shares of our outstanding common stock. Our net tangible book value as of December 31, 2017 was approximately $3.8 million, or $0.06 per share of common stock. The information below assumes all of the Warrants are exercised.

After giving effect to the exercise of 4,070,902 Warrants (which were the number of warrants outstanding as of December 31, 2017) at an exercise price of $0.5646, our adjusted net tangible book value as of December 31, 2017 would have been approximately $6.1 million, or $0.09 per share. This represents an immediate increase in net tangible book value of $0.03 per share to existing stockholders and an immediate dilution in net tangible book value of $0.4746 per share to investors exercising their Warrants. The following table illustrates this per share dilution:

Assumed public offering price per unit	$0.5646
Net tangible book value per share as of December 31, 2017	$0.06
Increase per share attributable to new investors	$0.03
As adjusted net tangible book value per share after this offering	$0.09
Dilution per share to new investors	$0.4746

The number of shares of our common stock to be outstanding after this offering is based on 67,031,467 shares outstanding as of December 31, 2017 and excludes, as of that date:

•	2,989,818 shares of common stock issuable upon exercise of outstanding stock options, at a weighted average exercise price of $0.65 per share;
•	5,629,630 additional shares of common stock issuable upon conversion of unsecured convertible debentures at a conversion price of CA$1.35 per share;; and
•	1,824,136 additional shares of common stock reserved for future issuance under our amended and restated 2016 option plans;

Item 7.	Selling Shareholders

Not applicable.

Item 8.	Plan of Distribution

PLAN OF DISTRIBUTION

Pursuant to the terms of the Warrants, Common Shares will be distributed to those holders who properly exercise and remit the payment of the exercise price.

The Common Shares being offered consist solely of up to 3,370,902 Common Shares that may be issued upon exercise of Warrants. The Warrants were sold in our registered offering of units which consisted of Common Shares and Warrants that closed on December 16, 2013. As of April 5, 2018, 4,549,444 Warrants have been exercised and only 3,370,902 Warrants are eligible to be exercised under this prospectus.

We will sell and issue the Common Shares directly to the applicable warrant holder upon proper exercise in accordance with the terms of the Warrants, following delivery to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise.

We previously engaged a placement agent pursuant to an engagement letter dated October 10, 2013, as amended on December 3, 2013, to solicit offers to purchase the Common Shares and Warrants in connection with our registered offering of Common Shares and Warrants. On December 16, 2013 we closed the offering pursuant to the terms of a securities purchase agreement with the purchasers. The placement agent did not purchase or sell any securities in the registered offering.

We paid the placement agent a cash fee equal to six percent (6%) of the gross proceeds from the sale of the Common Shares and Warrants in the registered offering. Our expenses in the registered offering, in addition to the aggregate fee of $210,000 to the placement agent, were approximately $317,000, which included legal, accounting and various other fees associated with registering the securities. After deducting the fee due to the placement agent and our offering expenses, the net proceeds from the registered direct offering were approximately $2,982,947 (not including any proceeds we might receive upon exercise of the Warrants).

We are not obligated to pay the placement agent any additional fee or compensation resulting from any future exercise of the Warrants.

We agreed to indemnify the placement agent against liabilities under the Securities Act. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the units sold by it while acting as a principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of units by the placement agent acting as a principal. Under these rules and regulations, the placement agent:

•	must not engage in any stabilization activity in connection with our securities; and
•	must not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Item 9.	Description of Securities to be Registered

DESCRIPTION OF CAPITAL STOCK

We have an authorized capital of 200,000,000 shares of common stock, par value $0.00001 per share, and 20,000,000 shares of preferred stock, par value $0.00001 per share. As of April 5, 2018, 67,731,467 shares of common stock were outstanding. There were no shares of preferred stock outstanding as of April 5, 2018.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters voted on by stockholders, including the election of directors. Except as otherwise required by law, the holders of common stock exclusively possess all voting power. The holders of common stock are entitled to dividends as may be declared from time to time by the Board from funds available for distribution to holders. No holder of our common stock has any preemptive right to subscribe to any securities of ours of any kind or class or any cumulative voting rights. The outstanding shares of common stock are, and the shares, upon issuance and sale as contemplated will be, duly authorized, validly issued, fully paid and non-assessable.

Anti-Takeover Effects of Various Provisions of Delaware Law and Our Certificate of Incorporation and By-laws

The Delaware General Corporation Law, our certificate of incorporation and our by-laws contain provisions that may have some anti-takeover effects and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his, her or its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law (“Section 203”). Subject to specific exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time the stockholder becomes an interested stockholder, unless:

•

the business combination, or the transaction in which the stockholder became an interested stockholder, is approved by our board of directors prior to the time the interested stockholder attained that status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding those shares owned by persons who are directors and also officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or after the time a stockholder became an interested stockholder, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of our outstanding voting stock that is not owned by the interested stockholder. “Business combinations” include mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to various exceptions, in general, an “interested stockholder” is a stockholder who, together with his, her or its affiliates and associates, owns, or within three years did own, 15% or more of the shares of our outstanding voting stock. These restrictions could prohibit or delay the accomplishment of mergers or other takeover or change of control attempts with respect to us and, therefore, may discourage attempts to acquire us.

Preferred Stock

Our board of directors is authorized to issue all and any of the shares of preferred stock in one or more series, fix the number of shares, determine or alter for each such series voting powers or other rights, qualifications, limitations or restrictions thereof.

Warrants

As of the date of this prospectus, we have outstanding warrants to purchase an aggregate of 3,370,902 shares of our common stock at an exercise price of $0.5646 with an expiry date of December 15, 2018.

In this offering, we are offering a maximum of 3,370,902 Common Shares that may be issued in the future upon exercise of outstanding Warrants. The Warrants were sold in a public offering that closed on December 16, 2013, pursuant to a securities purchase agreement between each of the purchasers and us. The material terms and provisions of these Warrants are summarized below. As of April 5, 2018, 4,549,444 Warrants have been exercised and only 3,370,902 Warrants are eligible to be exercised under this prospectus.

The following summary is of certain terms and provisions of the Warrants and is not complete and is subject to, and qualified in its entirety by the provisions of the Warrants, the form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

Duration and Exercise Price. The Warrants will entitle the holders thereof to purchase up to an aggregate of 3,370,902 shares of our common stock at an exercise price of $ 0.5646 per share, commencing immediately on the issuance date and expire 60 months following the issuance date.

Anti-Dilution Protection. The exercise price and the number of Common Shares issuable upon exercise of the Warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock, and also upon any distributions of assets, including cash, stock or other property to our stockholders. The warrant holders must pay the exercise price in cash upon exercise of the warrants. After the close of business on the expiration date, unexercised warrants will become void.

Fundamental Transactions. In the event of any fundamental transaction, as described in the warrants and generally including any merger with another entity, the sale, transfer or other disposition of all or substantially all of our assets to another entity, or the acquisition by a person of more than 50% of our common stock, then the holders of the warrants will thereafter have the right to receive upon exercise of the warrants such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of shares of our common stock equal to the number of shares of our common stock issuable upon exercise of the warrants immediately prior to the fundamental transaction, had the fundamental transaction not taken place, and appropriate provision will be made so that the provisions of the warrants (including, for example, provisions relating to the adjustment of the exercise price) will thereafter be applicable, as nearly equivalent as may be practicable in relation to any share of stock, securities or assets deliverable upon the exercise of the warrants after the fundamental transaction.

Transferability. The Warrants may be transferred at the option of the holder upon surrender of the Warrants with the appropriate instruments of transfer.

Exchange Listing. We do not plan on making an application to list the Warrants on any national securities exchange or quotation system.

Right as a Stockholder. Except by virtue of a holder’s ownership of shares of our common stock, the holders of the warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.

Exercisability. The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise. A holder (together with its affiliates) may not exercise any portion of the warrant to the extent that the holder would own more than 4.99% of the outstanding common stock after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants.

Waivers and Amendments. Subject to certain exceptions, any term of the warrants may be amended or waived with our written consent and the written consent of the holders of at least 66 2/3% of the then-outstanding warrants.

Convertible Debentures

As of the date of this prospectus, we have CDN$7,600,000 in aggregate principal amount of 8% convertible unsecured subordinated debentures (the “Debentures”). The Debentures will mature on June 30, 2020 and bear interest at annual rate of 8% payable semi-annually on the last day of June and December of each year, commencing on December 31, 2017. The Debentures will be convertible at the option of the holders at any time prior to the close of business on the earlier of June 30, 2020 and the business day immediately preceding the date specified by the Company for redemption of Debentures. The conversion price will be CDN$1.35 (the “Conversion Price”) per share of common stock of the Company being a conversion rate of approximately 740 shares of common stock per CDN$1,000 principal amount of Debentures, subject to adjustment in certain events.

The Debentures are not redeemable prior to June 30, 2018. On or after June 30, 2018, but prior to June 30, 2019, the Debentures may be redeemed at the Company’s sole option, in whole or in part, from time to time on required prior notice at a redemption price equal to the principal amount of the Debentures, provided that the current market price on the date on which such notice of redemption is given is not less than 125% of the Conversion Price. On or after June 30, 2019 and prior to June 30, 2020, the Debentures may be redeemed at the Company’s sole option, in whole or in part, from time to time on required prior notice, at a redemption price equal to the principal amount of the Debentures, irrespective of the current market price. In addition thereto, at the time of redemption, the Company will pay to the holder accrued and unpaid interest up to but not including the date of redemption.

EXPERTS

Richter LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017, as set forth in their report, which is incorporated by reference in the prospectus and elsewhere in the registration statement.

MATERIAL CHANGES

There have been no material changes in our affairs which have occurred since the end of the latest fiscal year for which audited financial statements were included in the latest Form 10-K and that have not been described in a Form 8-K or Form 10-Q filed under the Securities and Exchange Act of 1934.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information contained in documents that we file with them. We are incorporating by reference into this prospectus the documents listed below (excluding any information furnished under Items 2.02 or 7.01 in any Current Report on Form 8-K):

  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 that we filed with the SEC on March 29, 2018;

  Our Proxy Statement on Schedule 14A that we filed with the SEC on March 29, 2018 (the “Proxy Statement”); and

  Our Current Report on Form 8-K filed with the SEC on January 26, 2018.

By incorporating by reference our Annual Report on Form 10-K, and our Proxy Statement , we can disclose important information to you by referring you to our Annual Report on Form 10-K, and our Proxy Statement, which are considered part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We post on our public website (www.intelgenx.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. Copies of any of these documents may be obtained free of charge through our website or by contacting our Corporate Secretary at 6420 Abrams, Ville Saint Laurent, Quebec, H4S 1Y2, or by calling (514) 331-7440.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file reports and other information with the SEC. We have also filed a registration statement on Form S-1, including exhibits, with the SEC with respect to the shares being offered in this offering. This prospectus is part of the registration statement, but it does not contain all of the information included in the registration statement or exhibits. For further information with respect to us and our common stock, we refer you to the registration statement and to the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You may inspect a copy of the registration statement and other reports we file with the Securities and Exchange Commission without charge at the SEC's principal office in Washington, D.C., and copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, 100 F Street NE, Washington, D.C. 20549, upon payment of fees prescribed by the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the Web site is http://www.sec.gov. The SEC's toll free investor information service can be reached at 1-800-SEC-0330.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the distribution of the securities registered in the Original Offering. We have agreed to bear all expenses (other than underwriting discounts and selling commissions) in connection with the registration and sale of the securities offered by the selling security holders.

SEC registration fee	$1,277
FINRA filing fee	$1,904
TSX Venture share issuance fee	$17,500
Legal fees and expenses	$256,800
Accountants' fees and expenses	$14,891
Printing expenses	$0
Blue sky fees and expenses	$0
Miscellaneous expenses	$14,682
Total:	$307,054

All of the expenses set forth above are being paid by us.

Item 14.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”), provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

We have agreed to indemnify our officers and directors to the fullest extent permitted by law. Such indemnification is intended to supplement our officers’ and directors’ liability insurance. Our certificate of incorporation provides that no director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. A director shall be liable to the extent provided by applicable law, however, (a) for breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit.

To the extent permitted by applicable law, we are also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits us to provide indemnification) through provisions in our bylaws, agreements with such agents or other persons, voting of security holders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to us, our security holders and others.

Any repeal or modification of any of the foregoing provisions of the indemnification provisions in our certificate of incorporation or bylaws shall be prospective and shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any director of our company with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of our company, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Recent Sales of Unregistered Securities

None.

Item 16.	Exhibits and Financial Statement Schedules

The following exhibits are filed as part of this registration statement.

EXHIBIT INDEX

Exhibit No.	Description
1.1	Engagement Letter dated October 10, 2013, as amended on December 3, 2013 (included as exhibit 1.1 of the Form S-1 Registration Statement of the Company filed on December 4, 2013)
2.1	Share exchange agreement dated April 10, 2006 (incorporated by reference to the Form 8-K/A filed on May 5, 2006)
3.1	Certificate of Incorporation (incorporated by reference to the Form SB-2 (File No. 333-90149) filed on November 16, 1999)
3.2	Amendment to the Certificate of Incorporation (incorporated by reference to amendment No. 2 to Form SB-2 (File No. 333-135591) filed on August 28, 2006)
3.3	Amendment to the Certificate of Incorporation (incorporated by reference to the Form DEF 14C filed on April 20, 2007)
3.4	By-Laws (incorporated by reference to the Form SB-2 (File No. 333-91049) filed on November 16, 1999
3.5	Amended and Restated By-Laws (incorporated by reference to the Form 8-K filed on March 31, 2011)
3.6	Amended and Restated By-Laws (incorporated by reference to the Form 8-K filed on March 21, 2012)
3.7	Certificate of Amendment to the Company’s Certificate of Incorporation dated May 11, 2017 (incorporated by reference from the Company’s Form S-1/A filed on May 12, 2017)
4.1	Amended Form of Securities Purchase Agreement (included as exhibit 4.1 of the Form S-1 Registration Statement of the Company filed on December 4, 2013)

4.2	Form of Warrant (included as exhibit 4.2 of the Form S-1 Registration Statement of the Company filed on October 25, 2013)
4.3	Form of Placement Agent Warrant (included as exhibit 4.3 of the Form S-1 Registration Statement of the Company filed on December 4, 2013)
5.1	Opinion of Dorsey & Whitney LLP (included as exhibit 5.1 of the Form S-1 Registration Statement of the Company filed on December 4, 2013)
9.1	Voting Trust agreement (incorporated by reference to the Form 8-K/A filed on May 5, 2006)
10.1 +	Horst Zerbe employment agreement dated October 1, 2014 (incorporated by reference to the Form 10-Q filed on November 12, 2014)
10.2	Agency Agreement dated June 28, 2017 (incorporated by reference from the Company’s Form 8-K filed on July 5, 2017)
10.3	Registration rights agreement (incorporated by reference to the Form SB-2 (File No. 333-135591) filed on July 3, 2006)
10.4	Principal's registration rights agreement (incorporated by reference to the Form SB-2 (File No. 333- 135591) filed on July 3, 2006)
10.5	Co-development and Licensing Agreement (incorporated by reference to the Form 10-Q filed on May 14, 2010)
10.6	Project Transfer Agreement (incorporated by reference to the Form 10-Q filed on May 14, 2010)
10.7	Trust Indenture dated July 12, 2017 (incorporated by reference from the Company’s Form 8-K filed on July 12, 2017)
10.8	Co-Development and Commercialization Agreement with RedHill Biopharma Ltd. (incorporated by reference to the Form 10-Q filed on November 9, 2010)
10.9 +	Employment Agreement John Durham, January 2015 (incorporated by reference to the Form 10-K filed on March 31, 2015)
10.10 +	Employment Agreement Andre Godin, July 2015 (incorporated by reference to the Form 8-K filed on July 20, 2015)
10.11 +	Employment Agreement Nadine Paiement, January 2016 (incorporated by reference to the Form 10-K filed on March 30, 2016)
10.12 +	Employment Agreement Dana Matzen, March 2016 (incorporated by reference to the Form 10-K filed on March 30, 2016)
10.13 +	2016 Stock Option Plan May, 11 2016 (incorporated by reference to the Form S-8 Registration Statement filed on August 3, 2016
10.14	License and Asset Transfer Agreement with Edgemont Pharmaceuticals (incorporated by reference to the Form 10-Q filed on May 15, 2012)
10.15 ++	Development Services and Commercialization Agreement with PAR Pharmaceuticals, dated December 19, 2011 (incorporated by reference to the Form 10-K filed on March 11, 2014)
10.16 ++	Development Services and Commercialization Agreement with PAR Pharmaceuticals, dated January 8, 2014 (incorporated by reference to the Form 10-K filed on March 11, 2014)
10.17	Amended Principal’s Registration Rights Agreement, November 8, 2016 (incorporated by reference to the Form 10-Q filed on November 10, 2016)
10.18	Supplemental Agency Agreement (incorporated by reference to the Form 10-Q filed on August 10, 2017)
10.19	Supplemental Trust Indenture (incorporated by reference to the Form 10-Q filed on August 10, 2017)
10.20	Deferred Share Unit Plan (incorporated by reference to the Form 10-K filed on March 29, 2018)
14.1	Code of Ethics (incorporated by reference to the Form S-1 filed on April 28, 2008)
21.1	Subsidiaries of the small business issuer (incorporated by reference to the Form SB-2 (File No. 333- 135591) filed on July 3, 2006)
23.1*	Consent of Richter LLP
23.2	Consent of Dorsey & Whitney LLP (included as exhibit 23.2 of the Form S-1 Registration Statement of the Company filed on December 4, 2013)
24.1	Power of Attorney (included in signature page of the Form S-1 Registration Statement filed on July 22, 2013)

+ Indicates management contract or employee compensation plan
++ Portions of this exhibit have been omitted based on an application for confidential treatment from the SEC. The omitted portions of these exhibits have been submitted separately with the SEC.
* Filed herewith.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a) If the Company is relying on Rule 430B:

(i) Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(b) If the Company is subject to Rule 430C: Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ville St-Laurent, Province of Quebec, on April 6, 2018.

INTELGENX TECHNOLOGIES CORP.

By	/s/ Horst Zerbe
Horst G. Zerbe
Chief Executive Officer and President
(Principal Executive Officer)

By	/s/Andre Godin
Andre Godin
Chief Financial Officer (Principal Financial and
Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/Horst G. Zerbe	Chief Executive Officer, President	April 6, 2018
Horst Zerbe

/s/Andre Godin	Chief Financial Officer, Executive	April 6, 2018
Andre Godin

/s/ *	Director, Vice Chairman	April 6, 2018
J. Bernard Boudreau

/s/ *	Director	April 6, 2018
Bernd J. Melchers

/s/ *	Director	April 6, 2018
John Marinucci

/s/ Clemens Mayr	Director	April 6, 2018
Clemens Mayr

/s/ Mark Nawacki	Director	April 6, 2018
Mark Nawacki

*By: /s/ Horst Zerbe
Horst G. Zerbe, Attorney-in- fact